UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2024
PayPal Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
2211 North First Street
San Jose, CA 95131
(Address of principal executive offices)

(408) 967-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PYPL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2024 Annual Meeting of Stockholders of PayPal Holdings, Inc. (the “Company”) held on May 22, 2024 (the “Annual Meeting”), the stockholders, upon the recommendation of the Company’s Board of Directors, approved the amendment and restatement of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan (the “2015 Plan” and, as amended and restated, the “Amended Equity Plan”). The Amended Equity Plan increased the number of shares of common stock of the Company (the “Shares”) reserved for issuance under the 2015 Plan by an additional 20 million Shares.

A summary of the Amended Equity Plan was also included as part of Proposal 3 in the Company’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on April 9, 2024 (the “Proxy Statement”). The summary of the Amended Equity Plan provided herein and that contained in the Proxy Statement is qualified in its entirety by reference to the full text of the Amended Equity Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders:
1.Elected the 11 director nominees named in the Company’s Proxy Statement to serve as directors until the Company’s 2025 Annual Meeting of Stockholders and until their respective successors are elected and qualified;
2.Approved, on an advisory basis, the compensation of the named executive officers;
3.Approved the amendment and restatement of the 2015 Equity Incentive Award Plan;
4.Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2024;
5.Did not approve the stockholder proposal titled “Report on Respecting Workforce Civil Liberties”; and
6.Did not approve the stockholder proposal titled “Bylaw Amendment: Stockholder Approval of Director Compensation.”

Set forth below are the voting results for each matter presented at the Annual Meeting. Percentages provided are based on the votes used to determine the results for such proposal under the applicable approval standard disclosed in the Proxy Statement.

Proposal 1: Election of Directors:

Director Nominees	Votes For	% For	Votes Against	% Against	Abstentions	Broker Non-Votes
Rodney C. Adkins	571,257,375	88.97%	70,808,686	11.03%	3,909,434	138,852,386
Alex Chriss	636,122,518	98.78%	7,854,860	1.22%	1,998,117	138,852,386
Jonathan Christodoro	587,653,511	91.53%	54,393,951	8.47%	3,928,033	138,852,386
John J. Donahoe	614,297,661	95.39%	29,689,836	4.61%	1,987,998	138,852,386
David W. Dorman	569,457,692	88.70%	72,572,545	11.30%	3,945,258	138,852,386
Enrique Lores	635,015,086	98.84%	7,464,597	1.16%	3,495,812	138,852,386
Gail J. McGovern	570,711,556	88.82%	71,832,388	11.18%	3,431,551	138,852,386
Deborah M. Messemer	631,573,102	98.29%	10,988,019	1.71%	3,414,374	138,852,386
David M. Moffett	631,053,021	98.22%	11,438,986	1.78%	3,483,488	138,852,386
Ann M. Sarnoff	638,242,250	99.33%	4,312,495	0.67%	3,420,750	138,852,386
Frank D. Yeary	634,494,024	98.75%	7,999,192	1.25%	3,482,279	138,852,386

Each of the 11 nominees was elected to the Board, each to hold office until the Company’s 2025 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation:

Votes For	536,353,845	83.03%
Votes Against	106,637,856	16.51%
Abstentions	2,983,794	0.46%
Broker Non-Votes	138,852,386

The proposal was approved.

Proposal 3: Approval of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated:

Votes For	414,711,919	64.20%
Votes Against	228,999,503	35.45%
Abstentions	2,264,073	0.35%
Broker Non-Votes	138,852,386

The proposal was approved.

Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor for 2024:

Votes For	735,675,950	93.74%
Votes Against	45,791,114	5.83%
Abstentions	3,360,817	0.43%
Broker Non-Votes	n/a

The appointment was ratified.

Proposal 5: Stockholder Proposal: Report on Respecting Workforce Civil Liberties:

Votes For	13,675,127	2.12%
Votes Against	624,402,917	96.66%
Abstentions	7,897,451	1.22%
Broker Non-Votes	138,852,386

The proposal was not approved.

Proposal 6: Stockholder Proposal: Bylaw Amendment: Stockholder Approval of Director Compensation:

Votes For	19,539,639	3.02%
Votes Against	620,969,994	96.13%
Abstentions	5,465,862	0.85%
Broker Non-Votes	138,852,386

The proposal was not approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	PayPal Holdings, Inc. 2015 Incentive Award Plan, as Amended and Restated
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date: May 28, 2024	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki
Title: Vice President, Corporate Legal and Secretary